CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

THIS CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE (the “Agreement”) is made by and between Senesco Technologies, Inc. (the “Company”) and Sascha P. Fedyszyn (“Executive”).

WHEREAS, Executive has been employed as the Vice President of Corporate Development and Secretary of the Company;

WHEREAS, the Company and the Executive mutually desire to terminate Executive’s employment, such termination to be effective February 1, 2010 (“Date of Termination”); and

WHEREAS, in conjunction with the termination of Executive’s employment, the parties have agreed to a separation package and the resolution of any and all disputes between them.

NOW, THEREFORE, IT IS HEREBY AGREED by and between Executive and the Company as follows:

1.           Executive, for and in consideration of the commitments of the Company as set forth in paragraph 4 of this Agreement, and intending to be legally bound, does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company, its affiliates, subsidiaries and parents, and its and their officers, directors, Executives, and agents, and its and their respective successors and assigns, heirs, executors, and administrators (collectively, “Releasees”) from any and all waivable causes of action, suits, debts, claims and demands whatsoever in law or in equity, which Executive ever had, now has, or hereafter may have, whether known or unknown, or which his heirs, executors, or administrators may have, by reason of any matter, cause or thing whatsoever, from the beginning of his employment to the date of this Agreement, and particularly, but without limitation of the foregoing general terms, any claims arising from or relating in any way to his employment relationship with the Company, the terms and conditions of that employment relationship, and the termination of that employment relationship, including, but not limited to, any claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e et seq., the Americans with Disabilities Act, 29 U.S.C. § 706 et seq., the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621 et seq., the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq., the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., the New Jersey Law Against Discrimination, N.J.S.A. 10:5-1 et seq., the New Jersey Conscientious Employee Protection Act, N.J.S.A. 34:19-1 et seq., the New Jersey Family Leave Act, N.J.S.A. 34:11B-1 et seq. and the common law of the State of New Jersey, and all other claims under any federal, state or local common law, statutory, or regulatory provision, now or hereafter recognized, and any claims for attorneys’ fees and costs.  This Agreement is effective without regard to the legal nature of the claims raised and without regard to whether any such claims are based upon tort, equity, implied or express contract or discrimination of any sort.

Sascha P. Fedyszyn
Confidential Separation Agreement and General Release
February 2, 2010

Executive further agrees and covenants that should any person, organization, or other entity file, charge, claim, sue, or cause or permit to be filed any civil action, suit or legal proceeding involving any such matter occurring at any time in the past, Executive will not seek or accept any personal relief in such civil action, suit or legal proceeding. In addition, the Company, for and in consideration of the commitments of the Executive, as set forth herein and intending to be legally bound, does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Executive, and his respective successors and assigns, heirs, executors, and administrators from any and all known or unknown waivable causes of action, suits, debts, claims and demands whatsoever in law or in equity, which the Company ever had, or now has, by reason of any matter, cause or thing whatsoever, from the beginning of the Executive’s employment to the date of this Agreement.  Notwithstanding the foregoing, Executive expressly acknowledges that nothing contained in this Agreement shall waive or release any claims arising out of or related to any act or omission by Executive constituting a crime, fraud or a material violation of any law, rule, or regulation of any applicable regulatory or self-regulatory entity.

2.           Executive agrees to resign as Vice President of Corporate Development and Secretary of the Company.  Executive further agrees and recognizes that his employment with the Company has been permanently and irrevocably severed, that he shall not seek employment with the Company at any time in the future, and that the Company has no obligation to employ him in the future.

3.           The Company agrees to direct its employees to and the Executive agrees that he will not, as applicable, disparage or subvert the other, or make any statement reflecting negatively on the Executive or Company, its affiliated corporations or entities, its or their officers, directors, employees, agents or representatives, including, but not limited to, any matters relating to the operation or management of the Company, Executive’s employment and the termination of his employment, irrespective of the truthfulness or falsity of such statement.  Nothing in this Paragraph shall preclude the Company or the Executive from communicating or testifying truthfully to the extent expressly required or protected by law, or by the proper inquiry of a state or federal governmental agency, or by a subpoena to testify issued by a court of competent jurisdiction.

4.           In consideration for Executive’s agreement as set forth herein, the Company shall agree to do the following:

(a)           The Company will continue to pay Executive’s base salary (at the rate in effect on the Date of Termination) for a period of four months.  The first such payment will be made at the next normal payroll schedule.  All subsequent payments will be made in accordance with the Company’s normal payroll schedule for salaried employees.  All payments will be subject to applicable federal and state withholdings and deductions which are authorized or required by law.  Executive’s right to such continued salary payments shall be treated, for purposes of Section 409A of the Internal Revenue Code (the “Code”) as a right to a series of separate payments.  The severance arrangement under this Agreement is intended to qualify for the exemption from deferred compensation for separation pay plans pursuant to Treasury Regulations 1.409A-1(b)(9)(iii), and shall be reported for tax purposes accordingly.

Sascha P. Fedyszyn
Confidential Separation Agreement and General Release
February 2, 2010

(b)           In the event Executive and his spouse and eligible dependents elect continuation of medical care coverage under the Company’s group health plans pursuant to their COBRA rights, the Company will pay the COBRA premiums for continuation of his and his spouse and eligible dependents group health insurance coverage for a period of four months.

(c)           All currently outstanding equity awards made to Executive during his course of employment are set forth on Exhibit A.  To the extent any of the awards are stock options, each of those options to the extent vested as of the Date of Termination shall remain exercisable for the underlying shares of Common Stock until the expiration date of such option as set forth in the applicable stock option agreement evidencing such option.  To the extent any such options were intended to qualify as incentive stock options under Code Section 422, such options will be treated as nonqualified options and accordingly, Executive shall recognize ordinary income upon exercise of such options and such income shall be subject to withholding of applicable taxes by the Company.  Executive shall not vest further in any such options following the Date of Termination and the options, to the extent unvested shall terminate as of the Date of Termination.  The Long Term Incentive Plan restricted stock unit awards shall expire on February 2, 2010 and Executive shall not be entitled to any shares pursuant to such award.  The Company shall withhold all applicable taxes in connection with the exercise of any options or the vesting of the restricted stock units.

(d)           Reimburse Executive for all documented and unreimbursed business expenses incurred by the Executive through February 1, 2010 within 10 days of the Date of Termination.

5.           Executive understands and agrees that the payments, benefits and agreements provided in Paragraph 4 of this Agreement are being provided to him in consideration for his acceptance and execution of and in reliance upon his representations in this Agreement.  Executive acknowledges that if he had not executed this Agreement containing a release of all claims against the Company, he would not have been entitled to the severance payment referred to in Paragraph 4 above.

6.           Executive acknowledges and agrees that the Company previously has satisfied any and all obligations owed to him.  Further, except as set forth expressly herein, Executive acknowledges that no promises or representations have been made to him in connection with the termination of his employment, or the terms of this Agreement.

7.           This Agreement supersedes any and all prior agreements or understandings, whether written or oral, between the parties to the extent this Agreement is inconsistent with the terms or conditions of any such prior agreements or understandings, except that this Agreement does not affect any non-competition, non-solicitation or confidentiality agreements or obligations of Executive or any agreements or obligations of Executive relating to the intellectual property or proprietary information or rights of the Company as listed on Exhibit B.  The Executive hereby acknowledges his continuing obligations under the agreements that he entered into with the Company as listed on Exhibit B.

Sascha P. Fedyszyn
Confidential Separation Agreement and General Release
February 2, 2010

8.           Notwithstanding anything else herein to the contrary, nothing in this Agreement or otherwise shall be deemed to waive the Executive’s right to indemnification (arising as a matter of state law, under the Company’s by laws or certificate of incorporation).

9.           Executive agrees not to disclose the circumstances or terms of this Agreement to anyone, except his immediate family, attorney and, as necessary, tax/financial advisor, each of whom shall be informed of this confidentiality obligation and shall be bound by its terms, except as required by law.  It is expressly understood that any violation of the confidentiality obligation imposed hereunder constitutes a material breach of this Agreement.  The Executive hereby acknowledges that he has been presented with a copy of the press release and Form 8-K set forth on Exhibit C attached hereto.

10.           Executive represents that he does not presently have in his possession any records or business documents, whether on computer or hard copy, and other materials (including but not limited to computer disks and tapes, computer programs and software, office keys, correspondence, files, customer lists, technical information, customer information, pricing information, business strategies and plans, sales records and all copies thereof) (collectively, the “Corporate Records”) provided by the Company and/or its predecessors, subsidiaries or affiliates or obtained as a result of his prior employment with the Company and/or its predecessors, subsidiaries or affiliates, or created by Executive while employed by or rendering services to the Company and/or its predecessors, subsidiaries or affiliates.  Executive acknowledges that all such Corporate Records are the property of the Company.  To the extent Executive is in possession of any Company records, he agrees to promptly return any and all Company documents, materials and/or information in his possession to the Company.

11.           The Company does not believe there to be Code Section 409A income in connection with this Agreement, and, accordingly, the Company will not report any Code Section 409A income in connection with this Agreement.

12.           The parties agree and acknowledge that the agreement by the Company described herein, and the settlement and termination of any asserted or unasserted claims against the Releasees, are not and shall not be construed to be an admission of any violation of any federal, state or local statute or regulation, or of any duty owed by any of the Releasees to Executive.  The Executive acknowledges that he shall be responsible for all state, local and federal taxes associated with this Agreement.

13.           Executive agrees and recognizes that should he breach any of the obligations or covenants set forth in this Agreement, the Company will have no obligation to provide him with the consideration set forth herein, and will have the right to seek repayment of all consideration paid to him under this Agreement.  Executive further agrees that the Company shall be entitled to pursue preliminary and permanent injunctive relief, as well as to an equitable accounting of all earnings, profits and other benefits arising from any violations of this Agreement, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. The Executive acknowledges that Morgan, Lewis & Bockius LLP is counsel to the Company.

Sascha P. Fedyszyn
Confidential Separation Agreement and General Release
February 2, 2010

14.           This Agreement and the obligations of the parties hereunder shall be construed, interpreted and enforced in accordance with the laws of the State of New Jersey.

15.           Executive certifies and acknowledges as follows:

(a)           That he has read the terms of this Agreement, and that he understands its terms and effects, including the fact that he has agreed to RELEASE AND FOREVER DISCHARGE the Company and each and every one of its affiliated entities from any legal action arising out of his employment relationship with the Company and the termination of that employment relationship;

(b)           That he has signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which he acknowledges is adequate and satisfactory to him and which he acknowledges is in addition to any other benefits to which he is otherwise entitled;

(c)           That he has been and is hereby advised in writing to consult with an attorney prior to signing this Agreement;

(d)           That he understands that he will be responsible for all taxes arising from this Agreement including without limitation (i) any tax consequences under Code Section 409A and (ii) as a result of the extension of the exercisability of the options, and that he has obtained the advice of a tax advisor;

(e)           That he does not waive rights or claims that may arise after the date this Agreement is executed; and

(f)           That the Company has provided him with a reasonable period of time within which to consider this Agreement, and that Executive has signed on the date indicated below after concluding this Agreement is satisfactory to him.

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Sascha P. Fedyszyn
Confidential Separation Agreement and General Release
February 2, 2010

IN WITNESS HEREOF, intending to be legally bound hereby, Executive and the Company execute the foregoing Confidential Separation Agreement and General Release this 2nd day of the month of February, 2010.

/s/ Sascha P. Fedyszyn
Sascha P. Fedyszyn

SENESCO TECHNOLOGIES, INC.

By: /s/ Jack Van Hulst
Name:  Jack Van Hulst
Title:  President and Chief Executive Officer

Sascha P. Fedyszyn
Confidential Separation Agreement and General Release
February 2, 2010

EXHIBIT A
Equity Awards

Options—155,000

Sascha P. Fedyszyn
Confidential Separation Agreement and General Release
February 2, 2010

Exhibit B
Agreements

Section 8 (Non-Disclosure of Information), Section 9 (Restrictive Covenant), Section 10 (Breach or Threatened Breach of Covenants), Section 11 (Disclosure of Innovations) and Section 12 (Assignment of Ownership of Innovations) of that certain Employment Agreement by and between the Company and Sascha P. Fedyszyn dated January 21, 1999, to the extent the clauses contained therein survive the expiration of the employment agreement.

Sascha P. Fedyszyn
Confidential Separation Agreement and General Release
February 2, 2010

Exhibit C
Form of Press Release and Form 8-K

Sascha P. Fedyszyn
Confidential Separation Agreement and General Release
February 2, 2010